As Filed with the Securities and Exchange Commission
                             on August 22, 2000
                                                   Registration No. 333-
                                                                        --------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ------------------

                                      ARDEN REALTY, INC.
                    (Exact name of Registrant as specified in its charter)

          Maryland                                               95-4578533
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)
                                 ------------------

                            11601 Wilshire Boulevard
                                    4th Floor
                       Los Angeles, California 90025-1740
           (Address of Principal Executive Offices including Zip Code)

                      1996 Stock Option and Incentive Plan
                  of Arden Realty, Inc. and Arden Realty Limited Partnership
                            (Full Title of the Plan)
                                  ------------------

          RICHARD S. DAVIS                             Copy to:
       SENIOR VICE PRESIDENT,                  WILLIAM J. CERNIUS, ESQ.
     CO-CHIEF FINANCIAL OFFICER                      LATHAM & WATKINS
            AND TREASURER                650 Town Center Drive, Twentieth Floor
         ARDEN REALTY, INC.                 Costa Mesa, California 92626-1925
 11601 Wilshire Boulevard, 4th Floor                (714) 540-1235
 Los Angeles, California 90025-1740
           (310) 966-2600

                  (Name and address, including zip code, and telephone
                   number, including area code, of agent for service)
                                   ------------------


-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------
---------------------------- ------------- ------------------ ----------------- -----------------
                                           Proposed Maximum       Proposed
 Title of Securities to be    Amount to     Offering Price         Maximum          Amount of
        Registered                be         Per Share (2)        Aggregate      Registration Fee
                              Registered                      Offering Price (2)

---------------------------- ------------- ------------------ ----------------- -----------------
---------------------------- ------------- ------------------ ----------------- -----------------
Common Stock (1)(3)......     2,300,000         $25.62          $58,926,000         $15,556
---------------------------- ------------- ------------------ ----------------- -----------------
-------------------------------------------------------------------------------------------------

(1) The 1996 Stock Option and Incentive Plan of Arden Realty, Inc. and Arden Realty Limited Partnership (the "Plan") authorizes the issuance of a maximum of 6,500,000 shares, of which 4,186,667 have already been registered pursuant to Form S-8 Registration Statement No: 333-37537 and 333-82513. Only the 2,300,000 newly authorized shares under the Plan are being newly registered hereunder.

(Cover continued on next page)
--------------------------------------------------------------------------------

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Aggregate Offering Price Per Share is the average of the high and low price of the Common Stock, as reported on the New York Stock Exchange on August 18, 2000 and the weighted average exercise price of outstanding options.
(3) Each share of Common Stock being registered hereunder, if issued prior to the termination by the Company of its Amended and Restated Rights Agreement, will include one Common Share Purchase Right. Prior to the occurrence of certain events, the Common Share Purchase Rights will not be exercisable or evidenced separately from the Common Stock.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
       PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT AS OPTIONS GRANTED UNDER THE PLAN ARE EXERCISED.

                                     PART I

                     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

                      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        This  Registration  Statement covers 2,300,000  additional shares of our
Common Stock reserved for issuance under the 1996 Stock Option and Incentive Plan of Arden Realty, Inc. and Arden Realty Limited Partnership (the "Plan"). Effective March 17, 2000, our board of directors adopted, and on May 22, 2000, our stockholders approved, an amendment to the Plan which increased the number of shares reserved for issuance thereunder by 2,300,000 shares. On October 9, 1997, we filed with the Commission Form S-8 Registration Statement No. 333-37537 (the "1997 Registration Statement") covering an aggregate of 1,486,667 shares issuable under the Plan. On July 9, 1999, we filed with the Commission Form S-8 Registration Statement No. 333-82513 (the "1999 Registration Statement" and together with the 1997 Registration Statement, collectively, the "Prior Registration Statements") covering an additional aggregate of 2,700,000 shares issuable under the Plan. The contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document which is incorporated by reference herein or therein.

ITEM 5. NAMED EXPERTS AND COUNSEL
        -------------------------

        The consolidated financial statements of Arden Realty, Inc. appearing in Arden Realty, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.




ITEM 8. EXHIBITS
        --------

        See Index to Exhibits on page 6.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this ___ day of August, 2000.

                                          ARDEN REALTY, INC.,
                                          a Maryland corporation


                                      By:   /S/ RICHARD S. ZIMAN
                                          -------------------------
                                              Richard S. Ziman
                               Chairman of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes and appoints Richard S. Ziman and David A. Swartz, as attorney-in-fact and agent, with full powers of substitution to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on August 17, 2000.

Signature                         Title
---------                         -----

/S/ RICHARD S. ZIMAN              Chairman of the Board, Chief Executive
----------------------
Richard S. Ziman                  Officer and Director (Principal
                                  Executive Officer)

/S/ VICTOR J. COLEMAN             President, Chief Operating Officer and
----------------------            Director
Victor J. Coleman


/S/ DANIEL S. BOTHE               Senior Vice President and
----------------------            Co-Chief Financial Officer (Principal
Daniel S. Bothe                   Financial Officer)


/S/ RICHARD S. DAVIS              Senior Vice President,
----------------------            Co-Chief Financial Officer and Treasurer
Richard S. Davis                  (Principal Accounting Officer)


/S/ CARL D. COVITZ                Director
----------------------
Carl D. Covitz


/S/ LARRY S. FLAX                 Director
----------------------
Larry S. Flax

Signature                         Title
---------                         -----

/S/ STEVEN C. GOOD                Director
----------------------
Steven C. Good

/S/ KENNETH B. ROATH              Director
----------------------
Kenneth B. Roath

/S/ PETER S. GOLD                 Director
----------------------
Peter S. Gold

                                INDEX TO EXHIBITS

  EXHIBIT
  -------

     4 Rights Agreement, dated as of August 14, 1998, between Arden Realty, Inc. and the Bank of New York as filed as an exhibit to the current report on Form 8-K, dated August 26, 1998, and incorporated herein by reference.

    5.1       Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

    23.1      Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
              Exhibit 5.1).

    23.2      Consent of Independent Auditors.

     24 Power of Attorney (included on the signature page to this Registration Statement).